Exhibit 99.2

EXHIBIT A

[See attached]

18 Lafayette Place ¸ Woodmere, NY 11598 ¸ (212) 828-8436 Main ¸ (646) 536-3179 Fax

DWAC Withdrawal and Shares Cancellation Form

Company Name:                                                 Symbol:                                                 CUSIP No:

Brokerage Firm:                                                               DTC Participant Number:

Account Name:                                                                       Account Number:

Number of Shares Being Withdrawn:

Current Shareholder:

Address:

SS or Tax ID Number:

Telephone:                                                                        E-Mail:

REQUEST TO CANCEL SHARES AND RETURN TO TREASURY:

You are hereby authorized and directed to cancel on your books and return to treasury the above identified shares of common stock. Please return the shares to Lans Holdings Inc. unissued status effective upon withdrawal.

Current Owner(s) Signatures:                                                                Today’s Date:

Medallion Guarantee Stamp Area: For registration/ownership changes - the owner of the shares must have their signature “medallion guaranteed” by an approved bank, broker, or other financial institution associated with the medallion program, such as STAMP, SEMP or MSP.